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                                                              Exhibit (d)(xviii)

                            SUB-MANAGEMENT AGREEMENT

         This AGREEMENT made this 15th day of April, 2003, between Janus Capital Management LLC, a Delaware limited liability company ("JCM") and Perkins, Wolf, McDonnell and Company, a Delaware corporation ("PWM").

         WHEREAS, JCM has entered into a Subadvisory Agreement (the "Subadvisory Agreement") with Charles Schwab Investment Management, Inc. ("CSIM") with respect to the Schwab Balanced MarketMasters Fund(TM) (the "Series"), a series of the Schwab Capital Trust, a Massachusetts Trust (the "Trust") listed on Exhibit A attached hereto; and

         WHEREAS, PWM is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, JCM desires to delegate to PWM its duties and responsibilities for providing investment advisory services to the Series, and PWM is willing to accept such delegation and to render such investment advisory services.

         NOW, THEREFORE, the parties agree as follows:

                  1. Delegation. JCM hereby delegates to PWM all the duties and responsibilities required to be performed by JCM for the Series pursuant to Section ___ of the Subadvisory Agreement, a copy of which is attached hereto as Exhibit B. PWM hereby accepts such delegation and agrees to perform such duties and assume such responsibilities, subject to the oversight of JCM and CSIM and to the overall control of the officers and the Board of Trustees (the "Trustees") of the Trust. No provision of this Agreement shall relieve JCM of its duties or responsibilities under the Subadvisory Agreement, and JCM shall appropriately oversee, monitor and evaluate PWM's performance of its duties and responsibilities under this Agreement.

                  2. Further Obligations.

                  (a) In all matters relating to the performance of this Agreement, PWM shall act in conformity with the objectives, policies and limitations for the applicable Series set forth in the Trust's current prospectus and statement of additional information, such policies as the Trustees may from time to time establish and which have been furnished to PWM in writing, the provisions of the Internal Revenue Code (the Code) applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect, and with all applicable federal and state laws governing such Series' operations and investments including without limitation the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and rules adopted thereunder and applicable federal and state securities, tax and banking laws. For purposes of compliance with the foregoing, PWM shall be entitled to treat each such portion of the assets of each such Series set forth in Exhibit A managed by PWM as though such portion of the assets constituted the entire Series, and PWM shall not be responsible in any way for the compliance of any assets of the Series other than such portion of the assets of such Series managed by PWM, with any of the foregoing or for the compliance of the Series, taken as a whole, with any of the foregoing.

                  (b) PWM shall provide timely reports to JCM on its activities under this Agreement as agreed on from time to time, and shall provide JCM with all information or documents that JCM may reasonably request in connection with this Agreement, including but not limited to

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certified copies of its financial statements, and such other information with regard to its affairs as JCM may reasonably request.

                  (c) PWM shall maintain all books and records required to be maintained by PWM pursuant to the Investment Advisers Act of 1940, as amended, and shall make such records available to JCM upon reasonable request.

                  3. Compensation. JCM shall pay to PWM for its services under this Agreement a fee, payable in United States dollars, at the annual rate set forth in Exhibit A attached hereto. This fee shall be based on the average daily net asset value of the portion of the assets of the Series for which PWM actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. This fee shall be computed and accrued daily and payable monthly as soon as practicable after the end of each month. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

                  4. Expenses and Excluded Expenses. PWM shall pay all its own costs and expenses incurred in rendering the services required under this Agreement. Notwithstanding any other provision hereof, it is expressly agreed that PWM shall not be responsible to pay any organizational, operation or business expenses of JCM or the Trust including, without limitation, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series.

                  5. Termination. This Agreement shall continue in full force and effect with respect to each Series until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Trustees or by vote of a majority of the outstanding voting securities of the Series voting separately from any other series of the Trust.

                  With respect to each Series, this Agreement may be terminated at any time, without penalty, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, voting separately from any other series of the Trust, on 60 days' written notice to PWM. With respect to each Series, this Agreement may be terminated by JCM at any time, without payment of any penalty, on 90 days written notice to the Trust and PWM. With respect to each Series, this Agreement may be terminated by PWM at any time, without the payment of any penalty, on 90 days' written notice to JCM and the Trust; provided, however, that this Agreement may not be terminated by PWM unless another subadvisory agreement has been approved by the Trust in accordance with the 1940 Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Series or the addition of any Series to Exhibit A hereto (in the manner required by the 1940 Act) shall not affect the continued effectiveness of this Agreement with respect to each other Series subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). This Agreement will also terminate in the event that the Subadvisory Agreement by and between JCM and CSIM is terminated.

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                  6. Limit of Liability; Indemnification.

                  (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder ("Disabling Conduct") on the part of PWM (or its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with PWM) PWM shall not be subject to liability to JCM for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such Disabling Conduct, JCM shall indemnify and hold harmless PWM (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with PWM) (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expense) arising from PWM's conduct under this Agreement.

                  (b) PWM agrees to indemnify and hold harmless JCM and its affiliates and each of their respective directors and officers and each person, who controls JCM within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which JCM or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon such Disabling Conduct or any material breach of this Agreement by PWM; provided, however, that in no case is PWM's indemnity in favor of any person deemed to protect or apply to such person against any liability to which such person would otherwise by subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of such person's obligations and duties under this Agreement.

                  (c) PWM shall not be liable to JCM for (i) any acts or omission of JCM or any other subadviser to the Series with respect to the portion of the assets of a Series not managed by PWM and (ii) acts of PWM which result from acts or omissions of JCM, including, but not limited to, a failure of JCM to provide accurate and current information with respect to any records maintained by JCM or any other subadviser to a Series, which records are not also maintained by PWM. JCM agrees that PWM shall manage the portion of the assets of a Series hereunder as if it was a separate operating series and shall comply with Sections 1 and 2 of this Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Series and qualifications of a Series as a regulated investment company under the Code) with respect to the portion of assets of a Series managed by PWM pursuant to this Agreement. JCM shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of JCM or any other subadviser with respect to the portion of a Series' assets not managed by PWM pursuant to this Agreement.

                  7. Activities of PWM. The investment advisory services provided by PWM hereunder are not exclusive, and PWM is free to render similar services to others so long as its services under this Agreement are not materially adversely affected or otherwise impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of PWM to engage in any other business or to devote his or her time and attention in

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part to the management or other aspects of any business, whether of a similar nature or dissimilar nature.

                  8. Independent Contractor. PWM shall for all purposes hereunder be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent JCM, the Series or the Trust in any way, nor otherwise be deemed an agent of, partner or joint venturer with, JCM, the Series or the Trust.

                  9. Permissible Interests. It is understood that Directors, officers and shareholders of the Trust are or may become interested in PWM as directors, officers and shareholders of PWM, that directors, officers, employees and shareholders of PWM are or may become similarly interested in the Trust, and that PWM may become interested in the Trust as a shareholder or otherwise.

                  10. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid:

                  (a) To Janus Capital Management LLC at:

                      Janus Capital Management LLC
                      100 Fillmore Street
                      Denver, Colorado 80206
                      Attention: General Counsel

                  (b) To Perkins, Wolf, McDonnell and Company at:

                      Perkins, Wolf, McDonnell and Company
                      310 South Michigan Avenue
                      Suite 2600
                      Chicago, Illinois 60604
                      Attention:  President

                  11. Amendments. This Agreement may be amended by the parties only in a written instrument signed by the parties to this Agreement and only if such amendment is specifically approved (i) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees or by vote of a majority of the outstanding voting securities of the Series voting separately from any other series of the Trust.

                  12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  13. Miscellaneous. This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument. The headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the

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remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                  14. Third Party Beneficiary. The parties expressly acknowledge and agree that the Trust is a third party beneficiary of this Agreement and that the Trust shall have the full right to sue upon and enforce this Agreement in accordance with its terms as if it were a signatory hereto.

                  15. Separate Series. NOTICE IS HEREBY GIVEN that the Trust is a business trust organized under the State of Massachusetts pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Massachusetts. All parties to this Agreement acknowledge and agree that the Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

                  [Remainder of page intentionally left blank]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                                    JANUS CAPITAL MANAGEMENT LLC

                                    By:      /s/ Bonnie Howe
                                       --------------------------------------
                                    Title:   Vice President
                                          -----------------------------------

                                    PERKINS, WOLF, McDONNELL AND COMPANY

                                    By:      /s/ Gregory E. Wolf
                                       --------------------------------------
                                    Title:   Chief Operating Officer
                                          -----------------------------------

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                                    EXHIBIT A

                            SUB-MANAGEMENT AGREEMENT

                                  FEE SCHEDULE

                  For services provided under this Agreement, JCM shall pay to PWM a fee computed at the annual rate set forth below:

              Series                                      Fee
              ------                                     -----
Schwab Balanced MarketMasters Fund(TM)                   .25%

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                                    EXHIBIT B

                              SUBADVISORY AGREEMENT